                                                                     EXHIBIT 4.4


         This document is a translation from French to English of the "Reglement du Plan d'Epargne d'Entreprise Nortel Networks". This translation is made for information purposes only. In case of dispute, only the French Reglement will prevail.

            REGULATIONS FOR THE NORTEL NETWORKS COMPANY SAVINGS PLAN

This Company Savings Plan, hereinafter referred to as the PEE, has been created on the initiative of the French companies, direct and indirect French subsidiaries of NORTEL NETWORKS LIMITED UNDER THE TERMS OF ARTICLE 354 OF THE FRENCH LAW OF 24 JULY 1966, i.e.:

NORTEL NETWORKS FRANCE SA, a French company with a capital of FRF 294,000, identification number 381 876 879 RCS EVRY, head office at ZA de Courtaboeuf, 91940 Les ULIS, represented by Mr. Michel GASNIER, Chairman of the Board, acting ex officio,

NORTEL NETWORKS EUROPE SA a French company with a capital of FRF 146,496,310, identification number 304 864 168 RCS MEAUX, head office at 15, av. Alexander Graham Bell Bussy-St-Georges, 77608 MARNE-LA-VALLEE Cedex 3, represented by Mr Cesar CESARATTO, Chairman of the Board, acting ex officio,

NORTEL NETWORKS EMEA SA, a French company with a capital of FRF 725,000 identification number 384 457 743 RCS GRASSE, head office at 25, allee Pierre Ziller, 06560 VALBONNE, represented by Mr Michel GASNIER, Chairman of the Board, acting ex officio,

NORTEL MATRA CELLULAR SCA, a French company with a capital of FRF 218,063,500, identification number 389 516 741 RCS VERSAILLES, head office at 1 place des Freres Montgolfier, Guyancourt (78), represented by Mr Pascal DEBON, General Manager, acting ex officio,

MATRA NORTEL COMMUNICATIONS SAS, a French company with a capital of FRF 361,832,400, identification number 552 150 724 RCS QUIMPER, head office at 50, rue du President Sadate Creac'h Gwenn, 29101 QUIMPER, represented by Mr Michel CLEMENT, Chairman of the Board acting ex officio,

MATRA NORTEL COMMUNICATIONS DISTRIBUTION SA, with a capital of FRF 120,617,200 identification number 319 060 075 RCS QUIMPER, head office at a 50, rue du President Sadate, 29562 QUIMPER, represented by Mr Jean-Claude AYMARD, Chairman of the Board acting ex officio,

MATRA NORTEL COMMUNICATIONS CENTRE EST SA, with a capital of FRF 15,037,600, identification number 329 223 770 RCS LYON, head office at 320, avenue Charles de Gaulle 69500 BRON, represented by Mr Jean-Claude AYMARD, Chairman of the Board acting ex officio,

MATRA NORTEL COMMUNICATIONS PARIS ILE DE FRANCE SA, with a capital of FRF 25,476,900, identification number 329 477 301 RCS NANTERRE, head office at 53, Boulevard Stalingrad, 92247 MALAKOFF, represented by Mr Michel Clement, Chairman of the Board acting ex officio,

MATRA NORTEL COMMUNICATIONS SUD SA, with a capital of FRF 20,055,500, identification number 323 276 162 RCS TOULOUSE, head office at 23, avenue Champollion, 31000 TOULOUSE, represented by Mr Jean-Claude AYMARD, Chairman of the Board acting ex officio.

MATRA NORTEL COMMUNICATIONS NORD OUEST SA, with a capital of FRF 26,215,000, identification number 328 858 568 RCS LILLE, head office at Rue Delesalle - ZA du Pre Catelan, 59110 LA MADELEINE, represented by Mr Michel CLEMENT, Chairman of the Board acting ex officio.

CLARIFY SARL, a French company with a capital of FRF 50,000, identification number 409 245 776 RCS NANTERRE, head office at 12 Avenue de l'Arche - Faubourg de l'Arche, 92419 COURBEVOIE Cedex, represented by Mr David QUANTRELL, General Manager, acting ex officio.

Hereinafter referred to as "member companies".

It is established in accordance with chapter IV of section IV of the Labour Code (Code du Travail) on company savings plans.

ARTICLE 1: AIM

This Company Savings Plan (PEE), created on July 2000, is intended to allow employees of the members companies, with the help of their employers, i.e. member companies, to build up a portfolio of securities via Collective Investment Funds.

ARTICLE 2: BENEFICIARIES

Any employee of a member company which adopts the plan with six months seniority in one of the member companies may participate in the Company Savings Plan. A change of employer within the member companies does not alter the seniority already acquired.

Pensioners and employees who have taken an early retirement can continue to make voluntary payments into the Company Savings Plan as long as they had participated in the plan during their employment and have not asked for the total liquidation of their assets.

ARTICLE 3: CONTRIBUTIONS TO THE PEE

Contributions to the PEE are made via the following methods:

     a)   employee voluntary contributions,
     b) additional contributions (employer's matching contributions) from member companies.

ARTICLE 4: EMPLOYEE VOLUNTARY CONTRIBUTIONS

Any employee may make contributions to the PEE as of July 2000.

Employees make their contributions on a monthly basis, contributing a maximum of 10% of the eligible gross earnings and a minimum of 1% of the eligible gross earnings. This rule, however, shall not constrain an employee to contribute greater than FRF 1000 in a calendar year.

These contributions are recorded as a whole percentage of employee gross eligible earnings, on a scale of 1% to 10%.

Contributions to the PEE are withheld from the employee's salary from the member company at the end of each month.

Pensioners and employees who have taken an early retirement can continue to make voluntary payments at any time into the Company Savings Plan of up to 10% of their eligible gross earnings during the last calendar year of employment.

Gross eligible earnings is understood as the employee's basic gross salary as determined by the employer in accordance with its regular practice, including any payment made during a period of temporary incapacity or any other period of paid leave granted under a programm sponsored by the employer, bonuses paid in the "Success Plan" and/or the "Executive Management Incentive Program", commissions on sales made, overtime, night-shift bonuses and any other earnings deemed eligible by the Company.

The law does not allow an employee to pay more than a quarter of his/her annual gross earnings into the various Company Savings Plans to which he/she contributes.

ARTICLE 5: EMPLOYER CONTRIBUTIONS

Contributions made by member companies complement the voluntary contributions made by employees by providing an employer's matching contribution of 25% of the employee's contribution, up to a maximum of FRF 15,000 annually per employee for all his/her Company Savings Plans.

Current legislation does not allow an employee to receive an employer's matching contribution of more than FRF 15,000 annually. Given these limitations, all those who benefit from employer's matching contributions paid by any company other than the one he/she is employed by, must give an annual declaration of the amount of contributions received to the employer. The signatory must accept responsibility for any false declaration.

The employer's matching contribution paid by the member companies is subject to CSG and CRDS welfare surtaxes and is exempt from social security and income tax.

The employer's matching contribution will be detailed in a document sent to employees, on which the gross aggregate of employer's matching contribution, the totals of CSG and CRDS deducted and the aggregate of net employer's matching contribution which are invested in the PEE are described.

In accordance with legislation, pensioners and employees who have taken an early retirement can no longer benefit from the employer's matching contribution on contributions which they continue to make after their departure.

ARTICLE 6: ENROLMENT CONDITIONS

Each PEE financial year, which lasts for 12 months, begins on 1 January and ends on the 31 December of the same year. For the year 2000, the PEE financial year will begin on 10 July and end on 31 December.

To enrol in the PEE, the employee must fill in an enrolment form which is provided in advance. The Human Resources Department must be informed of any enrolment in the PEE at least 10 days before the beginning of the month when enrolment is to take effect. Exceptionally, when it is the opening year of the PEE, enrolments must be made before 30 June at the latest.

Each employee may at any time decide to modify his contributions to the PEE. In order to do so, he/she must inform the Human Resources Department of his/her decision at least 10 days before the START of the month for which he/she wishes the decision to take effect.

He/she may also suspend his membership, and must inform the Human Resources Department in writing. Contributions are stopped as soon as possible following receipt of this notification.

The number of modifications is limited to a total of four times per year per employee.

ARTICLE 7: CUSTODIAN OF THE COLLECTIVE FUND AND THE ACCOUNT HOLDER

The CUSTODIAN of the Collective Funds is SOCIETE GENERALE, a French company with a capital of EUR 521,653,105, identification number 552 120 222 R.C.S. Paris, with its head office at 29, boulevard Haussmann, 75009 PARIS.

Sums paid into the PEE (employee and company contributions) are collected by the CUSTODIAN who, within the space of 2 weeks, invests them in units of the Collective Investment Funds.

Rights and obligations of employees who individually own units of the Collective Investment Funds, of the CUSTODIAN and the management company are set by the Collective Funds Regulations (Reglement des Fonds Communs de Placement).

The ACCOUNT HOLDER is the SOCIETE GENERALE, a French company with a capital of EUR 521,653,105, identification number 552 120 222 R.C.S. Paris, with its head office at 29, boulevard Haussmann, 75009 PARIS.

ARTICLE 8: MANAGEMENT COMPANY

The funds are managed by SOCIETE GENERALE ASSET MANAGEMENT, a French company with a capital of EUR 244,000,000, identification number 308 396 308 RCS Nanterre, with its head office at 2, place de la Coupole - 92400 COURBEVOIE, hereinafter referred to as SGAM.

ARTICLE 9: - INVESTING CONTRIBUTIONS

Amounts paid to the CUSTODIAN, in favour of the PEE are allocated immediately and completely to subscription of units of the NORTEL NETWORKS Collective Investment Fund.

Employees and former employees who hold units in the NORTEL NETWORKS Collective Investment Fund may request a transfer of all or part of their available or unavailable assets to the ARCANCIA SECURITE 207 Collective Investment Fund.

Conversely, employees and former employees who hold units in the ARCANCIA SECURITE 207 Collective Investment Fund may request a transfer of all or part of their available or unavailable assets to the NORTEL NETWORKS Collective Investment Fund.

Transfer transactions may be made at any time, up to a total of four times per year per employee. They have no impact on the duration of the retention period.

IN THE EVENT OF A DELAY IN THE CERTIFICATION OF THE REGULATIONS OF THE NORTEL NETWORKS COLLECTIVE INVESTMENT FUND BY THE STOCKMARKET OPERATIONS COMMITTEE (COMMISSION DES OPERATIONS DE BOURSE, COB), AMOUNTS PAID TO THE CUSTODIAN WILL BE ALLOCATED TEMPORARILY TO THE ARCANCIA 207 COLLECTIVE INVESTMENT FUND. AS SOON AS CERTIFICATION OF NORTEL NETWORKS COLLECTIVE INVESTMENT FUND IS RECEIVED FROM THE COB, THEY WILL BE TRANSFERRED COLLECTIVELY TO THE NORTEL NETWORKS COLLECTIVE INVESTMENT FUND WITHOUT ANY SUBSCRIPTION COMMISSION OR FEES BEING CHARGED.

ARTICLE 10: COMPOSITION OF THE COLLECTIVE INVESTMENT FUNDS ASSETS

The portfolios of the Collective Investment Funds consist of securities which fulfil the criteria required by current legislation.

- The portfolio of the NORTEL NETWORKS Collective Investment Fund consists mainly of ordinary shares listed on the New York Stock Exchange of NORTEL NETWORKS CORPORATION, a company under Canadian law, and for the rest, it consists of cash and hedging instruments.

- The ARCANCIA SECURITE 207 Collective Investment Fund is classified in the category "short-term Collective Investment Fund". It is permanently invested at 100% of its net assets in a general-purpose mutual fund (OPCVM) which is either French Franc money market or international currency money market denominated. The securities and instruments in which it can invest are units or shares of Collective Funds organisations mainly invested in securities in Euro zone countries.

Securities which appear in the assets section of the Collective Investment Funds are:

- securities negotiated on a regulated market operating regularly in a member State of the European Union,
- and/or securities negotiated on a market in regular operation of a non-member State of the European Union, inasmuch as this market has not been excluded by the COB:
-        and if necessary in mutual funds (OPCVM).

ARTICLE 11: UNAVAILABILITY OF FUNDS

Units which are allocated to the account of an employee will only be available from the date of expiry of a deadline of five years from the last day of the sixth month of the year during which payments were made.

The units available may be cashed in at any time on request of the employee as stipulated in article 12 below.

The locked units which are allocated into the employee's account will become available by early release, on request of the employee, any legal claimant or any authorised person, falling into any one of the following categories:

     a)   Marriage of the beneficiary;
     b)   Birth, or adoption of a third child and following children;
     c)   Divorce, when the beneficiary is given custody of at least one child;
     d) Disability of the beneficiary or spouse as in paragraphs 2 and 3 of article L 341-4 of the Social Security Code;
     e)   Death of the beneficiary or spouse;
     f)   Termination of employment;
     g) Creation or purchase by the beneficiary or spouse of an industrial, commercial, craft industry or agricultural company, either individually or in the form of a company with the aim of exercising control as in article 163 quinquies A of the CGI, or of another self-employed profession;
     h) Acquisition or extension of the main home leading to the creation of a new inhabitable surface as defined in article R111.2 of the Construction and Habitation Code, on condition of the existence of a building permit, or prior declaration of work.
     i) Excess debt accumulated by the employee as defined in article L 331-2 of the Consumption Code on request made to the Fund Manager or to the employer by the Chairmen of the committee responsible for examining the debtor or the judge when he/she considers the releasing the funds will improve the outcome in terms of the implementation of an amicable payment solution or civil judiciary settlement.

ARTICLE 12: SALES REQUESTS

The sale of units which have become available at the end of the legal retention period of 5 years or following a case of early release in accordance with the regulations of article 11 above, are carried out in accordance with the articles of the Regulations of the Collective Investment Funds as designated above.

Written sales requests should be made by beneficiaries and must be addressed directly to the ACCOUNT HOLDER at least two working days before the date when the value of the units is determined.

The calculation methods of the value of the Collective Investment Funds units are stipulated in the Regulations of the Collective Fund.

ARTICLE 13: ACCOUNT AND MANAGEMENT FEES

Management fees of the Collective Investment Funds are deducted from their assets.

Front-end load fees are paid by the employees; they are deducted from the contributions. The front-end loads are not taken on an individual arbitrage transaction (transfer from one Collective Investment Fund to another), or for collective transfer transactions from one Collective Investment Fund to another.

Fees pertaining to management of individual employee accounts are met by each member company.

Management fees for individual accounts cease to be paid by member companies one year after the release of the units acquired by the latest retention period by employees who have left the member company, including pensioners and employees who have taken an early retirement. These fees are met by the unit holders of the Collective Investment Funds in question.

ARTICLE 14: INCOME

Income and revenue from assets in Collective Investment Funds are automatically reinvested by SGAM. They increase the net asset value of the units of the Collective Investment Funds by the same amount

ARTICLE 15: INFORMATION TO MEMBER COMPANIES AND EMPLOYEES

Each year, SGAM provides each member company and the Supervisory Board with the following:

-    a report on Collective Investment Funds transactions,
-    a complete inventory of all assets,
- indication of the number of units and thousandths of units as at 31 December, in addition to the sale price of the units on the same date.

The ACCOUNT HOLDER sends a quarterly statement of subscription transactions to each employee holding units in the Collective Investment Funds, in addition to a statement of any reimbursement or transfer transaction. If no transactions are made throughout the year, a statement will be sent at the beginning of the following calendar year, at the latest on 31 January.

When he/she first enrols, each new holder will receive an information sheet on the Nortel Networks Collective Investment Funds.

ARTICLE 16: DURATION OF PEE - TERMINATION- MODIFICATION

The PEE is valid for an unspecified period of time. It may be terminated or modified at any time by joint agreement by all member companies. Each member company will immediately inform all personnel of any termination or modification of the PEE.

Any new company which becomes a direct or indirect subsidiary under the terms of article 354 of the French law of 24 July 1966 of NORTEL NETWORKS LIMITED will be automatically eligible for the PEE, and may become a member of it.

Any member company which ceases to be a direct or indirect subsidiary under the terms of article 354 of French law of 24 July 1966 of NORTEL NETWORKS LIMITED will automatically be excluded from the plan.

These modifications will be subject to amendments made to the PEE regulations.

Any member company can terminate its participation in the PEE at any time and must notify all personnel of this decision. This decision will be subject to amendments made to PEE regulations.

The termination of the PEE by a member company or the cessation to be a direct or indirect subsidiary of NORTEL NETWORKS LIMITED ends contributions made by employees, additional contributions by the member company (employer's matching contribution) and contributions by former retired employees or those who have taken early retirement. Unavailable assets in the PEE will be retained until their legal expiry; available assets may be held freely in the PEE.

ARTICLE 17: EMPLOYEES WHO LEAVE  THEIR COMPANY

Employees who remain in possession of units after leaving their company continue to receive statements as stipulated in article 15 above. Unit sales instructions should be addressed to the ACCOUNT HOLDER; if necessary, they should be accompanied by the necessary documents to support the situations stated in article 11 above and allowing for early release. The payments corresponding to the sale request should be fulfilled by the ACCOUNT HOLDER.

                       Made in Guyancourt, on May 19, 2000

NORTEL NETWORKS FRANCE*
represented by Mr Michel GASNIER, Chairman of the Board

NORTEL NETWORKS EUROPE
represented by Mr Cesar CESARATTO , Chairman of the Board

NORTEL NETWORKS EMEA
represented by Mr Michel GASNIER, Chairman of the Board

NORTEL MATRA CELLULAR
represented by Mr Pascal DEBON, General Manager

MATRA NORTEL COMMUNICATIONS DISTRIBUTION represented by Mr Jean-Claude AYMARD, Chairman of the Board

MATRA NORTEL COMMUNICATIONS SAS
represented by Mr Michel CLEMENT, Chairman of the Board

MATRA NORTEL COMMUNICATIONS CENTRE-EST
represented by Mr Jean-Claude AYMARD, Chairman of the Board



----------
*    To be confirmed "read and approved" and signed

MATRA NORTEL COMMUNICATIONS PARIS ILE DE FRANCE represented by Mr Michel CLEMENT, Chairman of the Board

MATRA NORTEL COMMUNICATIONS SUD
represented by Mr Jean-Claude AYMARD, Chairman of the Board

MATRA NORTEL COMMUNICATIONS NORD OUEST
represented by Mr Michel CLEMENT, Chairman of the Board

CLARIFY
represented by Mr David QUANTRELL, General Manager